UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2016

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2016, Aaron Gaydosik, our Chief Financial Officer, notified us that he is resigning from this position, effective January 4, 2017, to pursue an external opportunity. In his resignation letter, Mr. Gaydosik advised us that his resignation is not the result of any disagreement with Gulfport Energy Corporation on any matter relating to its operations, policies or practices.

As provided in his employment agreement with us, upon resignation, Mr. Gaydosik is entitled to any of his earned but unpaid salary through the date of resignation. Any unvested awards granted to Mr. Gaydosik under our equity incentive plan will lapse.

On December 29, 2016, our Board of Directors appointed Ms. Keri Crowell, our Chief Accounting Officer, as our Chief Financial Officer, effective as of January 4, 2017. Ms. Crowell will also continue to serve as our principal accounting officer. Ms. Crowell’s full biography and, to the extent applicable, the information required by Item 404(a) of Regulation S-K are included in our definitive proxy statement filed by us with the Securities and Exchange Commission on April 29, 2016, as subsequently supplemented (the “2016 Proxy Statement”). Ms. Crowell’s compensation is described in the 2016 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 29, 2016	By:	/s/ Michael G. Moore
Michael G. Moore
Chief Executive Officer and President